                                                                      EXHIBIT 21

                                  SUBSIDIARIES
                                       OF
                        CABLEVISION SYSTEMS CORPORATION

                                                          STATE OF
NAME                                                    ORGANIZATION
----                                                    ------------

CSC Holdings, Inc.....................................  Delaware
A-R Cable Investments, Inc............................  Delaware
A-R Cable Services, Inc...............................  Massachusetts
Rainbow Media Holdings, Inc...........................  New York
NYC LP Corp...........................................  Delaware
Cablevision of New York City--Master L.P..............  Delaware
Cablevision of NYC--Phase I...........................  New York
Cablevision MFR, Inc..................................  Delaware
Regional Programming Partners.........................  New York
Madison Square Garden, L.P............................  Delaware

                                  SUBSIDIARIES
                                       OF
                               CSC HOLDINGS, INC.


A-R Cable Investments, Inc............................  Delaware
A-R Cable Services, Inc...............................  Massachusetts
Rainbow Media Holdings, Inc...........................  New York
NYC LP Corp...........................................  Delaware
Cablevision of New York City--Master L.P..............  Delaware
Cablevision of NYC--Phase I...........................  New York
Cablevision MFR, Inc..................................  Delaware
Regional Programming Partners.........................  New York
Madison Square Garden, L.P............................  Delaware